UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2014

NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54213
(Commission File Number)

83-0402389
(IRS Employer Identification No.)

2120 Bethel Road
Lansdale, Pennsylvania 19446
 (Address of principal executive offices and Zip Code)

(215) 661-1100
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01                      Entry Into a Material Definitive Agreement

On February 1, 2014, the Registrant made a cash payment of $165,000 to a private investor to extinguish a debt incurred on June 4, 2014.

As set forth in the Company's Current Report on Form 8-K filed with the US Securities and Exchange Commission on June 5, 2013, the Registrant executed a Memorandum of Understanding (the “Agreement”) dated June 4, 2013, with a private US investor (the “Investor”) for an advance sale of up to 2,120 ounces of specimen gold from the Ruby Mine in Sierra County, California.

Upon signing the Agreement, the Registrant received an initial cash advance of $150,000 (the “Advance”), which was based on a 10% discount to the then-current spot price of gold, for delivery of the first 120 ounces of specimen gold produced from the Ruby Mine on or before February 1, 2014 (the “Due Date”).  The Advance paid will be applied to the amount due to the Registrant on the Delivery Date, as determined by the then-current spot price of gold on the Delivery Date.  In the event that 120 ounces of specimen gold is not available for delivery by the Due Date, the Investor will be entitled to be repaid the Advance in cash plus 10% interest, with an option to still purchase the same amount of gold at a discount of 10% to the then-current spot price of gold when the specimen gold becomes available for delivery at a later date.

As the required amount of specimen gold was not delivered prior to the Due Date, in compliance with the terms of the agreement the Registrant on February 1, 2014 made a total cash payment of $165,000 to the Investor to repay the cash advance in full, consisting of $150,000 in principal plus $15,000 in interest.  Accordingly, the debt has been settled and extinguished.  As per the Agreement, the Investor still retains the right to once again purchase 120 ounces of specimen gold at a 10% discount to prevailing spot gold prices at the time of purchase at some point in the future. However, as the cash advance has now been repaid in full with interest, the original cash advance will not apply to any future purchase should the option be exercised, and the Company will once again receive the full purchase price as per the Agreement in the event the option is exercised.

The foregoing is not a complete summary of the terms of the Agreement described herein and reference is made to the complete text of the Agreement as Exhibit 10.1 to this Current Report on Form 8-K, and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1
Memorandum of Understanding for Advance Sale of Specimen Gold dated June 4, 2013, as previously filed with the Company’s filing of Form 8-K, SEC file number  000-54213, filed on June 5, 2013, and incorporated by this reference as an exhibit to this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH BAY RESOURCES INC.
 (Registrant)

By: /s/ Perry Leopold
Perry Leopold
Chief Executive Officer

Dated: February 4, 2014